                                                                    EXHIBIT 10.7

[LETTERHEAD OF MERCATOR SOFTWARE]

July 11, 2001

Mr. Gregory G. O'Brien
4498 Antelope Lane
Charlotte, NC 28269

Dear Greg:

      On behalf of Mercator Software, I am pleased to extend an offer of employment to you as Sr. Vice President of Human Resources. In this role you will report to me and be a member of the operations committee. I look forward to bringing you on board as a key member of our executive leadership team. Following are details of our offer to you.

1. Position. You will start in a full-time position immediately reporting to me. By signing his letter, you confirm to the Company that you are under no contractual or other legal obligations that would prohibit you from entering employment with or performing your duties for the Company.

2. Compensation and Employee Benefits. You will be paid a starting salary at the annual rate of $165,000, subject to an annual compensation review each year beginning February 1, 2002, and payable in accordance with the Company's standard payroll schedule. We will also offer you the opportunity to participate in the Company's annual incentive bonus plan, under which you will be eligible to earn, at par, a bonus of 50% of your base salary. The bonus payout is based upon corporate performance and individual contribution in meeting our objectives. The payout range is zero to 300%. It will be payable in the first quarter of 2002, consistent with when other executives at this level are paid. As an executive of the Company, you will be eligible to participate in the company-sponsored benefits that the Company makes available to senior executives (e.g., health insurance, dental insurance, etc.).

3. Options. You will be granted 50,000 options upon joining the company with an exercise price equal to the fair market value on the date of grant. Upon your start date, 10,000 options will vest immediately, with the remainder vesting quarterly over a four year period (see attached vesting schedule).

Upon a change of control of Mercator, 50% of your outstanding, unvested stock options will vest and become immediately exercisable. A change of control will be defined as the company being acquired and as a result it is no longer publicly traded. The options that you acquire shall be subject to the terms and conditions of the relevant stock option plan and stock option agreement and other related agreements to be entered into by and between you and the Company. In the event your employment is terminated by death or disability, options to be vested within six (6) months of your death or disability will be vested and be exercisable for the balance of their original term.

Mr. Gregory G. O'Brien
July 10, 2001
Page 2


4. Relocation. Mercator will pay the cost to relocate your household goods using United Van Lines, our corporate moving company. Mercator will reimburse you for one 2-3 day house hunting trip for you and your wife and usual travel expenses of airfare, car rental, hotel and meals. Mercator will pay for one month's temporary living expenses (e.g., The Homestead in Norwalk) and reimburse you for your weekly airfare expenses.

5. Vacation. You will be entitled to four weeks vacation, in addition to scheduled company holidays.

6. Life Insurance. As an executive within the company, you will be entitled to receive term life insurance as offered in our employee benefit package.

7. Severance. If you are terminated for any reason other than for cause, you will be entitled to six months' salary payable biweekly. In addition, executive benefits for medical insurance and other executive perquisites will be provided for six months.

If there is a change of control of the Company as defined in paragraph 3 herein, within one year following a change of control of the Company, you may terminate your employment with the Company if, during that one year period without your written consent, there has occurred a significant diminution of, or assignment to you of any duties inconsistent with your title, status, duties or responsibilities as in effect as of the beginning of your employment with Mercator. This right of termination can be exercised only if you give written notice to the Company within thirty (30) days of the occurrence of the significant diminution of, or assignment to you of any duties inconsistent with your title, status, duties or responsibilities as in effect as of the beginning of your employment Mercator which you rely upon to terminate this agreement. If you elect to terminate your employment pursuant to this provision, upon such termination Mercator shall pay you twelve (12) months of base salary in accordance with the Company's usual payroll practices.

8. Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company. You also will not assist any person or entity in competing with the Company, in preparing to compete with the Company, or in hiring any employees or consultants of the Company.

9. Employment Relationship. The term of your employment with the Company is for no specific period of time. Your employment with the Company will be "at will," meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause with 30 days notice. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and the Company.

Mr. Gregory G. O'Brien
July 10, 2001
Page 3


10. Withholding Taxes. All amounts of compensation referred to in this letter are subject to reduction by the Company to meet all applicable withholding and payroll tax requirements.

11. Conditions of Employment. Upon joining Mercator, you will be required to sign the enclosed Conditions of Employment agreement that includes non-disclosure and non-compete clauses which set forth conditions relating to the security and protection of the Company's trade secrets. In addition, you will be required to comply with and periodically sign a certification of compliance with Mercator's Insider Trading Policy.

12. Entire Agreement. This letter supersedes and replaces any prior understandings or agreements, whether oral or written, between you and the Company regarding the subject matter described in this letter.

      We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating the line provided below and returning the executed copy to the undersigned. Your agreed start date is July 30, 2001. As required by law, your employment with the Company is also contingent upon your providing legal proof of your identify and authorization to work in the United States.

      Greg, I look forward to working with you and having you as a member of my executive team.

      If you have any questions, please call me at (203) 563-1201.

                                              Very truly yours,

                                              MERCATOR SOFTWARE, INC.


                                              /s/ Roy C. King

                                              Roy C. King
                                              Executive Officer and Chairman


I have read and accept this employment offer:


/s/ Gregory G. O'Brien                         Date: 7/12/01
------------------------------------                 ---------------------------
Signature of Gregory G. O'Brien

July 30, 2001
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Agreed start date

                          Attachment - Vesting Schedule

                     --------------------------------------
                     # of Options           Date of Vesting
                     --------------------------------------
                        10,000                  07/30/01
                     --------------------------------------
                         2,500                  10/30/01
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                         2,500                  01/30/02
                     --------------------------------------
                         2,500                  04/30/02
                     --------------------------------------
                         2,500                  07/30/02
                     --------------------------------------
                         2,500                  10/30/02
                     --------------------------------------
                         2,500                  01/30/03
                     --------------------------------------
                         2,500                  04/30/03
                     --------------------------------------
                         2,500                  07/30/03
                     --------------------------------------
                         2,500                  10/30/03
                     --------------------------------------
                         2,500                  01/30/04
                     --------------------------------------
                         2,500                  04/30/04
                     --------------------------------------
                         2,500                  07/30/04
                     --------------------------------------
                         2,500                  10/30/04
                     --------------------------------------
                         2,500                  01/30/05
                     --------------------------------------
                         2,500                  04/30/05
                     --------------------------------------
                         2,500                  07/30/05
                     --------------------------------------